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                                 BLACKBAUD, INC.

                             1999 STOCK OPTION PLAN

                    AS AMENDED AND RESTATED ON MARCH 23, 2004

SECTION 1. PURPOSE; DEFINITIONS

                  The purpose of the Plan is to give Blackbaud, Inc., a South Carolina corporation (the "Company") and its Affiliates (each as defined below) a competitive advantage in attracting, retaining and motivating key employees and other individuals providing services to the Company and its Affiliates, and to enable the Company and its Affiliates to provide incentives linked to the financial results of the Company's and its subsidiaries' businesses.

                  For purposes of the Plan, the following terms are defined as set forth below:

                  "Affiliate" of a Person means a Person directly or indirectly controlled by, controlling or under common control with such Person.

                  "Board" means the Board of Directors of the Company.

                  "Closing" and "Closing Date" have the meanings set forth in the Recapitalization Agreement.

                  "Closing Options" has the meaning set forth in Section 5(a).

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "Committee" has the meaning set forth in Section 2(a).

                  "Company" means Blackbaud, Inc., a South Carolina corporation.

                  "Employment/Service" means employment with, or the performance of services as a non-employee director, consultant or other independent contractor for, the Company or any of its Affiliates.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

                  "Exercise Date" has the meaning set forth in Section 6(b).

                  "Exercise Notice" means a written notice by a Participant to the Company, on such form as the Committee may prescribe from time to time, stating that an Option is being exercised.

                  "Exercise Price" shall mean the price per Share at which Shares can be purchased pursuant to Options.

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                  "Fair Market Value" of a Share as of any given date means (i)
if the Shares are not then listed on any exchange or NASDAQ, the fair market value of a Share as determined in good faith by the Board, as of the most recent December 31 or June 30 that occurs on or before such date, on the basis of the Company's status as privately held and without reference to any discount for minority interest, control premium, restrictions on transfer or disparate voting rights (if any), and (ii) if the Shares are so listed, the mean between the highest and lowest reported sales prices on such date of a Share on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Shares is listed or, if not so listed, on NASDAQ on the last preceding date on which there was a sale of Shares on such exchange or on NASDAQ.

                  "Incentive Stock Option" means any Option that is designated in the applicable Option Agreement, and that qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

                  "Investor Rights Agreement" means the Investor Rights Agreement, dated as of October 13, 1999, among the Company and certain shareholders of the Company, as amended from time to time.

                  "IPO" means a Qualified Public Offering, as defined in the Investor Rights Agreement.

                  "Mature Shares" means Shares that have been owned by the Participant in question for at least six months.

                  "NASDAQ" means The NASDAQ Stock Market.

                  "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option.

                  "Option" means a right to purchase Shares granted pursuant to this Plan.

                  "Option Agreement" means an agreement setting forth the terms and conditions of an Option or Options.

                  "Participant" means any individual eligible to receive grants of Options as set forth in Section 4 to whom an Option has been granted.

                  "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

                  "Plan" means the Blackbaud, Inc. 1999 Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

                  "Plan Shares" has the meaning set forth in Section 11(b).

                  "Pobeda" means Pobeda Partners Ltd., a Bermuda exempt company.

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                  "Pobeda's Consent" means the written consent of Pobeda.

                  "Recapitalization Agreement" means the Recapitalization Agreement, dated September 13, 1999, among the Company, Blackbaud Pacific, Pty Ltd. and Blackbaud Europe, Ltd., Pobeda, Hellman & Friedman Capital Partners III, L.P. and certain related entities, and the Selling Shareholders (as defined therein).

                  "Rule 13d-3" means Rule 13d-3, as promulgated by the SEC under the Exchange Act, as amended from time to time.

                  "SEC" means the Securities and Exchange Commission or any successor agency.

                  "Section 162(m) Option" means an Option that is (i) granted at a time when the Company is a "publicly held corporation" within the meaning of
Section 162(m)(2) of the Code, and (ii) not exempt from the application of
Section 162(m) of the Code by reason of one of the transition rules set forth in Treasury Regulation Section 1.162-27(f) or a similar transition rule.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor thereto.

                  "Shares" means the shares of beneficial interest in the Company.

SECTION 2. ADMINISTRATION

                  (a) Committee. The Plan shall be administered by a committee of the Board designated for such purpose (the "Committee"), or, if no Committee has been designated, by the Board (in which case all references herein to the Committee shall include the Board).

                  (b) Powers of Committee. Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

                  (i)      select the Participants to whom Options are granted;

                  (ii) determine whether and to what extent awards of Incentive Stock Options and Nonqualified Stock Options or any combination thereof are to be granted hereunder, provided, that no Incentive Stock Options shall be granted without Pobeda's consent;

                  (iii) determine the number of Shares to be covered by each Option granted hereunder;

                  (iv) determine the terms and conditions of any Option granted hereunder;

                  (v) with Pobeda's Consent, accelerate the vesting, and otherwise modify, amend or adjust the terms and conditions, of any Option, at any time or from time to time;

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                  (vi)     adopt, alter and repeal such administrative rules,
                           guidelines and practices governing the Plan as it shall from time to time deem advisable;

                  (vii) interpret the terms and provisions of the Plan and any Option issued under the Plan and the Option Agreement relating thereto in its sole discretion; and

                  (viii)   otherwise supervise the administration of the Plan.

                  (c) Action by Majority. The Committee may act only by a majority of its members, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

                  (d) Dispute Resolution. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Option (or related Option Agreement) granted hereunder shall be resolved by the Committee in its sole discretion. All decisions made by the Committee shall be final and binding on all Persons, including the Company and the Participants.

                  (e) Indemnification. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Option Agreement. To the full extent permitted by law, the Company shall indemnify and save harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person's testator or intestate, is or was a member of the Committee.

SECTION 3. SHARES SUBJECT TO PLAN

                  (a) Number of Shares. The total number of Shares reserved and available for grant under the Plan shall be 505.4378. Shares subject to Options under the Plan may be authorized and unissued shares or may be treasury shares. If any Option terminates without being exercised, the shares subject to such Options shall again be available for grants of Options under the Plan. In addition, the maximum number of shares with respect to which Section 162(m) Options may be granted to any one individual in any one calendar year shall be 168.4793.

                  (b) Adjustments. In the event of any incorporation, merger, reorganization, consolidation, recapitalization, spinoff, share dividend, split or reverse split, extraordinary distribution with respect to the Shares or other change in the structure of the Company affecting the Shares, the Committee or the Board may make such substitution or adjustment in the aggregate number and kind of shares or other property reserved for issuance under the Plan, in the number, kind and Exercise Price of shares or other property subject to outstanding Options, in the limitation set forth in the last sentence of
Section 3(a), and/or such other equitable substitution or adjustments as it may determine to be fair and appropriate in its sole discretion.

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SECTION 4. PARTICIPANTS

                  Any individual who is employed by, or performs services as a non-employee director, consultant or other independent contractor for, the Company or any of its Affiliates, and who is responsible for or contributes to the management, growth and profitability of the business of the Company and/or its Affiliates, shall be eligible to be granted Options under the Plan.

SECTION 5. GRANTS OF OPTIONS

                  (a) Closing Options. Effective immediately following the Closing, there shall be granted Options with respect to 252.7180 Shares (the "Closing Options") to those eligible individuals who are selected by the Committee based upon the recommendation of the Chairman of the Board and the Chief Executive Officer of the Company. The Closing Options shall have the following terms and conditions, unless otherwise determined by the Board at the time of grant (with Pobeda's Consent):

                  (i) the Exercise Price of the Closing Options shall be $67,562.20;

                  (ii) the Closing Options shall have a term ending at the close of business on the tenth anniversary of the Closing Date; and

                  (iii) each Participant's Closing Options shall vest as follows: 37.5% of the Options shall vest on the 545th day following the date of grant (the "First Vesting Date") and (ii) the remaining 62.5% of the Options shall vest in five equal semi-annual installments beginning on the 730th day following the Grant Date, subject to the limitations set forth in Section 7 below.

                  (b) Required Terms for Other Options. Options other than the Closing Options shall have the following terms and conditions, unless otherwise determined by the Committee at the time of grant (with Pobeda's Consent in the case of clause (iii)):

                  (i) the Exercise Price per Share of such an Option shall be not less than the Fair Market Value of a Share on the date of grant;

                  (ii) Each such Option shall have a term ending at the close of business on the tenth anniversary of the date of grant; and

                  (iii) each such Option shall vest in eight equal semi-annual installments beginning on the 180th day following the Grant Date, subject to the limitations set forth in Section 7 below.

                  (c) Requirements Applicable to All Options. Options shall be evidenced by Option Agreements setting forth the terms and conditions thereof in such detail as the Committee may determine from time to time. An Option Agreement shall expressly indicate whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of an Option shall occur on the date the Committee by resolution selects an individual to receive a grant of an Option, determines the number of Shares to be subject to such Option to be granted to such individual and specifies the terms and provisions of the Option, or on such later

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date as the Committee may determine. The Company shall notify a Participant of any grant of an Option, and a written Option Agreement shall be duly executed and delivered by the Company to the Participant. Subject to Section 11(a), such agreement shall become effective upon execution by the Company and the Participant.

                  (d) Change-of-Control. Notwithstanding any other provision of this Plan, unless otherwise provided in the applicable Option Agreement, in the event of a Change in Control, each outstanding Option shall vest, to the extent not theretofore vested, upon the acquisition, for consideration consisting solely of cash, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that is not affiliated with the Company or its owners immediately before such acquisition, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the equity interests, measured by vote or value, of the Company.

                  (e) Incentive Stock Options. Options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options, and shall be designated as such in the applicable Option Agreement. Incentive Stock Options may be granted only to employees of the Company or any Affiliate that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, even if so designated, it shall be deemed to be a Nonqualified Stock Option.

SECTION 6. EXERCISE OF OPTIONS

                  (a) Exercise. Subject to the provisions of this Section 6, Options may be exercised, in whole or in part, at any time during the option term after they have vested by giving an Exercise Notice to the Company in accordance with this Section 6; provided, that no Option may be exercised with respect to a number of Shares that is less than the lesser of (i) one hundred and (ii) the total number of Shares remaining available for exercise pursuant to the Option.

                  (b) Procedures. Unless otherwise permitted by the Committee, an Exercise Notice shall be delivered no less than two business days in advance of the effective date of the proposed exercise (the "Exercise Date"). An Exercise Notice shall be accompanied by the Stock Option Agreement evidencing the Option and shall specify the number of Shares with respect to which the Option is being exercised, the Exercise Date and any requests with respect to the form of payment and withholding taxes or as provided in Sections 6(c) and 11(f), respectively, and shall be signed by the Participant. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the Stock Option Agreement evidencing such Option, marked with any notations deemed appropriate by the Committee, shall be returned to the Participant exercising such Option.

                  (c) Payment. Each Exercise Notice shall be accompanied by payment in full of the aggregate Exercise Price for the shares being purchased. Such payment shall be made by certified or bank check, wire transfer, or such other instrument as the Committee may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Mature Shares, based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option the right to make a

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payment in such Shares may be authorized only at the time the Option is granted.
In the discretion of the Committee, payment may also be made by the surrender of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price or the portion thereof being paid through such surrender; provided, however, that, in the case of an Incentive Stock Option the right to make a payment in such Shares may be authorized only at the time the Option is granted. In the discretion of the Committee, payment for any Shares in connection with the exercise of an Option at a time when the Shares are listed on a national securities exchange or on NASDAQ may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested by the Company, the amount of statutory and regulatory federal, state, local or foreign withholding taxes, provided that payment of all such amounts is then made to the Company upon settlement of the sale. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                  (d) Rights as Shareholders. Notwithstanding any other provision of this Plan or any Option Agreement, no Shares shall be issued pursuant to the exercise of an Option until full payment therefor has been made. Except as otherwise provided in the Investor Rights Agreement or the applicable Option Agreement, subject to a Participant's compliance with Section 11(a) hereof, a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Shares that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends and distributions), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested, has given the representations referred to in Section 11(c).

SECTION 7. EFFECT OF TERMINATION OF EMPLOYMENT/SERVICE

                  Except as otherwise provided in the Option Agreement or as otherwise determined by the Committee, in the event that a Participant's Employment/Service is terminated (A) as a result of death or disability, each then-outstanding option granted to the Participant that had vested as of the date of termination shall remain exercisable until the earlier of (1) the close of business on the 180th day following the date of such termination of Employment/Service, or such other date as determined by the Committee (not later than the 365th day following the date of such termination of Employment/Service) and (2) the end of its term, (B) for any reason other than death or disability, each then-outstanding Option granted to such Participant that had vested as of the date of such termination of Employment/Service shall remain exercisable until the earlier of the close of business on the 90th day following the date of such termination of Employment/Service and the end of its term, and (C) all then-outstanding Options granted to such Participant that had not vested as of the date of such termination of Employment/Service shall be forfeited.

SECTION 8. TRANSFERABILITY OF OPTIONS

                  (a) Limit on Transfers. No Option shall be transferable by the Participant other than (i) by designation of a beneficiary in accordance with Section 8(b), or (ii) in the case of a Nonqualified Stock Option, as otherwise expressly permitted under the applicable Option

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Agreement including, if so permitted, pursuant to a gift to such Participant's spouse, children, grandchildren or other living descendants, whether directly or indirectly or by means of a trust, partnership, limited liability company or otherwise. All Options shall be exercisable, subject to the terms of this Plan, during the Participant's lifetime, only by the Participant or any Person to whom such Option is transferred pursuant to the preceding sentence. The term "Participant" includes the beneficiary of the Participant pursuant to Section 8(b) and any Person to whom an Option is otherwise transferred in accordance with this Section 8; provided, however, that references herein to Employment/Service of a Participant or termination of Employment/Service of a Participant shall continue to refer to the Employment/Service or termination of Employment/Service of the Participant to whom the Option was granted hereunder.

                  (b) Beneficiaries. A Participant shall have the right to designate a beneficiary who shall be entitled to exercise the Participant's Options (subject to their terms and conditions) following the Participant's death, and to whom any amounts payable or Shares deliverable following the Participant's death shall be paid or delivered, as applicable. Such designations shall be made in accordance with procedures established by the Committee from time to time. If no beneficiary designation form is on file with the Committee at the time of a Participant's death, or the Committee determines in good faith that the form on file is invalid, then the Participant's beneficiary shall be deemed to be the Participant's estate.

SECTION 9. AMENDMENT, TERMINATION AND CANCELLATION

                  (a) Plan. The Board may amend, alter, or terminate the Plan, prospectively or retroactively, but no amendment, alteration or termination shall impair the rights of any Participant under an Option theretofore granted without the Participant's consent.

                  (b) Options. The Committee may amend the terms of any Option, prospectively or retroactively, but no such amendment shall impair the rights of any Participant thereunder without the Participant's consent.

                  (c) Cancellation. Notwithstanding any other provision of this Plan or any Option Agreement, the Committee may elect at any time before or upon receipt of notice of exercise of an Option to cancel all or any portion of any Option by delivering to the Participant Shares having a Fair Market Value equal to (i) the excess of the Fair Market Value of one Share on the effective date of such cancellation over the Exercise Price per Share of the Option, times
(ii) the number of Shares as to which the Option is being cancelled.

SECTION 10. UNFUNDED STATUS OF PLAN

                  It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

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SECTION 11. GENERAL PROVISIONS

                  (a) Investor Rights Agreement. Notwithstanding anything in this Plan to the contrary, unless the Committee determines otherwise, it shall be a condition to receiving any Option under the Plan or transferring any Option in accordance with Section 8 that the Participant (or transferee in the case of such a transfer) shall become a party to the Investor Rights Agreement, and such Participant (or transferee in the case of such transfer) shall become a "Holder" thereunder (or such transferee shall become a "Permitted Transferee" of a "Holder" thereunder).

                  (b) Options and Certificates. (i) Shares issuable upon the exercise of an Option (each, a "Plan Share") shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more share certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Option, substantially in the following form (to be revised as applicable):

                  "The transferability of this certificate and the shares represented hereby are subject to the terms, conditions and restrictions set forth in [the Investor Rights Agreement, dated as of October 13, 1999, among the issuer and certain shareholders of the issuer, including the registered holder hereof and] the applicable Option Agreement, dated as of ________. Copies of such agreement are on file at the offices of Blackbaud, Inc., 4401 Belle Oaks Drive, Charleston, South Carolina 29405. The [Investor Rights Agreement and] Option Agreement, among other things, contain[s] restrictions on the transferability of the securities represented by this certificate and put and call options with respect to certain securities. The Company will not register the transfer of such securities on the books of the Company unless and until the transfer has been made in compliance with the terms of such agreement[s]."

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under said Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act and laws."

Such Plan Shares may bear other legends to the extent the Committee determines it to be necessary or appropriate, including any required by the Investor Rights Agreement or pursuant to any applicable Option Agreement. If and when all restrictions expire without a prior forfeiture of the Plan Shares theretofore subject to such restrictions, new certificates for such shares shall be delivered to the Participant without the first legend listed above.

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                  (ii)     The Committee may require that any certificates
evidencing Plan Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that the Participant deliver a share power, endorsed in blank, relating to the Plan Shares.

                  (c) Representations and Warranties. The Committee may require each Person purchasing or receiving Plan Shares to (i) represent to and agree with the Company in writing that such Person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Committee deems appropriate.

                  (d) Additional Compensation. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for its employees.

                  (e) No Right of Employment/Service. Adoption of the Plan or grant of any Option shall not confer upon any individual eligible for grants of Options any right to continued Employment/Service, nor shall it interfere in any way with the right of the Company or any of its Affiliates thereof to terminate the Employment/Service of any such individual at any time.

                  (f) Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Option under the Plan, such Participant shall pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, and subject to Pobeda's Consent, withholding obligations may be settled with Mature Shares. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

                  (g) Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of Federal law, the Plan and all Options made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina without regard to the principles of conflicts of law thereof.

                  (h) Compliance with Laws. If any law or any regulation of any commission or agency having jurisdiction shall require the Company or a Participant seeking to exercise Options to take any action with respect to the Plan Shares to be issued upon the exercise of Options, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for the Plan Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary to register any of the Plan Shares with respect to which an exercise of an Option has been made, or to qualify any such Plan Shares

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for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Option may be exercised and no Plan Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the Board nor the members of the Committee owes a fiduciary duty to any Participant in his or her capacity as such.

                  (i) Notices. All Exercise Notices, notices, requests, demands or other communications required by or otherwise with respect to the Plan shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger, or by a nationally recognized overnight delivery company, when delivered by facsimile, or when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

                  If to the Participant:

                          To the address shown on the Stock Option Agreement.

                  If to the Company:

                          Blackbaud, Inc.
                          4401 Belle Oaks Drive
                          Charleston, South Carolina 29405
                          Attention:  General Counsel

                          Facsimile:  (843) 740-5412

(or to such other address as the party in question shall from time to time designate by written notice to the other parties). Notices sent by registered or certified mail in accordance with this Section shall be deemed delivered as of the date posted in the United States mail.

SECTION 12. EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the Closing Date.

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